UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 23, 2010

ANPATH GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-123655	20-1602779
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

224 Rolling Hill Road, Suite 2A, Mooresville, NC 28117 (Address of principal executive offices/ZIP Code)

(704) 658-3350
Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed, commencing on May 20, 2010, Anpath Group, Inc. (the “Company”) filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code (“Chapter 11”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) as Case No. 10-11652 (KJC).

On November 22, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Company’s first amended plan of reorganization of the Company, as modified (the “Plan”).  Simultaneously with the entry of the Confirmation Order, the Company received final approval from the Bankruptcy Court for debtor-in-possession financing up to a total amount of $1,464,000, pursuant to the Debtor-in-Possession Credit and Security Agreement, dated as of May 20, 2010, as amended by the First Amendment, dated October 1, 2010.

On December 23, 2010, the Plan became effective and the Company consummated its reorganization and emerged from Chapter 11 (the “Reorganization”).

ITEM 1.02	—	TERMINATION OF A DEFINITIVE MATERIAL AGREEMENT.

Convertible Notes Claims

On the Effective Date, pursuant to the Plan, all outstanding obligations under the following notes (collectively, the “Prepetition Notes”) were cancelled and the indentures governing such obligations were cancelled, except to the extent to allow the Debtors to make distributions pursuant to the Plan on account of Convertible Notes Claims:

• 6% convertible notes due on or before March 15, 2009.

• 8% convertible notes due on April 8, 2010.

• 8% convertible note due on July 1, 2010

• 8% convertible notes due from August 25, 2010 through December 24, 2010.

Prepetition Secured Lenders’ Claims

On the Effective Date, pursuant to the Plan, all outstanding obligations under the secured loan facility entered on January 8, 2008, for $1,500,000, and various secured loan facilities entered on April 1, 2010 through May 3, 2010, for $286,000 (collectively, the “Prepetition Secured Credit Facilities”), were cancelled, except to the extent to allow distributions pursuant to the Plan on account of claims under the Prepetition Secured Credit Facilities.

Debtor-in-Possession Claims

On the Effective Date, pursuant to the Plan, all amounts outstanding under the Debtor-in-Possession Credit and Security Agreement, dated as of May 20, 2010, as amended by the First Amendment, dated October 1, 2010, among the Company, as borrower, Laidlaw, as administrative agent, ANPG Lending, LLC and the other lenders party thereto from time to time, were paid and such agreement was terminated in accordance with its terms.

Equity Interests

Upon the Effective Date, by operation of the Plan, all of the common stock, preferred stock and other instruments evidencing an ownership interest in the Company, whether or not transferable, and any option, warrant or other right, contractual or otherwise, to acquire any such interest in the Company that existed before the Effective Date, any phantom stock or other similar stock unit provided pursuant to the Company’s prepetition employee compensation programs and any claim related to the purchase of interests subject to subordination pursuant to section 510(b) of the Bankruptcy Code were cancelled as of the Effective Date.

ITEM 3.02	—	UNREGISTERED SALES OF EQUITY INTERESTS.

As described above, on the Effective Date, the Company issued (i) approximately 500,000 shares of the Company’s New Common Stock to holders of the Company’s old common stock, (ii) approximately 3,599,351 shares of the Company’s New Common Stock to holders of the Debtor-In-Possession Claims, (iii) approximately 5,128,154 shares of the Company’s New Common Stock to holders of the Pre-Petition Secured Lenders’ Claims, and (iv) approximately 3,400,000 shares of the Company’s New Common Stock to holders of the Convertible Notes Claims. Total shares outstanding on the Effective Date will be approximately 12,627,505 shares of the Company’s New Common Stock.

The issuance of the shares of the Company’s New Common Stock described above were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to section 1145 of the Bankruptcy Code, which generally exempts from such registration requirements the issuance of securities under a plan of reorganization.

ITEM 3.03	—	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information set forth in Items 1.01 and 1.02 is incorporated in this Item 3.03 by reference.

ITEM 5.01	—	CHANGES IN CONTROL OF REGISTRANT.

In connection with the Reorganization described above, a change in control of the Company occurred on the Effective Date.

ITEM 5.02	—	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Board of Directors

Pursuant to the Plan, as of the Effective Date, the Board consists of J. Lloyd Breedlove, Ira N. Kalfus, Phillip Mandelbaum, Carl M. Sutera, and Steven Singer.  The biographies of the new directors are as follows:

Ira N. Kalfus, M.D. - Dr. Kalfus was formerly VP of Medical Affairs at Lev Pharmaceuticals, where he led the clinical development for Cinryze, which was approved by FDA in 2008. Upon the acquisition of Lev by ViroPharma Inc. in 2008, he has advised ViroPharma on product launch, expansion and investor relations.  He is also a principal at M2G Consulting and is particularly interested in early to late stage pharmaceutical and biotech opportunities.  Clients include hedge funds, advisory firms and industry.  He is Chief Medical Officer of Thar Pharmaceuticals, a Pittsburgh based pharmaceutical start-up.  His other positions have included Hillside Medical Associates (practicing internist for approximately 15 years)Aetna/US Healthcare (Medical Director), and Long Island Jewish Medical Center (President of the Staff Society and Chairman of Performance Improvement).  Dr. Kalfus completed residency in Internal Medicine at Long Island Jewish Medical Center and graduated from Albert Einstein College of Medicine (M.D.) and Columbia University (B.A. in Biology).

Philip Mandelbaum - Since September, 1998, Philip Mandelbaum has served as Treasurer and Chief Financial Officer of The Remus Group, a consortium of privately held investment companies.  Mr. Mandelbaum is a graduate of the Rutgers Graduate School of Business Administration with a Masters Degree in Business Administration from the Professional Accounting Program. Mr. Mandelbaum is Certified Public Accountant and has practiced in the public accounting arena for over 30 years.

Steven G. Singer - Since November, 2000, Steven Singer has served as the Chairman and Chief Executive Officer of American Banknote Corporation, a global leader in security documents (including passports, national ID cards, credit cards and checks) since 1795.  Mr. Singer is a graduate summa cum laude of the University of Pennsylvania and the Harvard Law School.  During the past 10 years, he has served as the Chairman of the Board of Globix Corporation, Motient Corporation, ABnote Limitada do Brasil, Pure 1 Systems, and Leigh Mardon PTY, and as Members of the Board of TV Max Holdings LLC, Galaxy Cable LLC, Neon Corporation, Technicon Instruments Corp.

Carl M. Sutera - From the mid 70’s thru the late 80’s Carl Sutera was President and CEO of Lewis Chemical Corp. a hazardous waste recycling facility located in Boston, MA. Mr. Sutera developed several proprietary processing methods to extract chemical solvents from various waste streams yielding re-usable solvents and innocuous land fill materials. Since 1988 Mr. Sutera has been President and CEO of Pure1 Systems, a Point-of-Use water filter manufacturer, he holds several US patents on filtering and dispensing equipment for that industry. Since 2006 Mr. Sutera has been a technical consultant to ABnote, a global leader in the security documents industry. Mr. Sutera is a graduate of Wentworth Institute’s ASE School of Aerospace Engineering and Northeastern University’s College of Engineering and holds a bachelors degree in Mechanical Engineering from that institution.

ITEM 5.03	—	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In accordance with the Plan, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety.  The Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”) became effective on the Effective Date.  The Charter and the Bylaws are exhibits hereto, each of which is incorporated by reference herein.

ITEM 8.01	—	OTHER EVENTS.

Successor Issuer

Upon completion of the Reorganization, in accordance with Rule 12g-3(a) under the Exchange Act the New Common Stock of the Company as successor issuer to the Company’s old common stock, is deemed to be registered under Section 12(b) of the Exchange Act.

Press Release

On December 23, 2010, the Company announced that it had consummated the Plan.  A copy of the press release is attached as an exhibit hereto and is incorporated herein by reference.

ITEM 9.01	—	FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
3.1 3.2 99.1
Amended and Restated Certificate of Incorporation
Amended and Restated Bylaws
Press Release, dated December 23, 2010, titled “Anpath Group Announces its Successful Emergence From its Chapter 11 Restructuring”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 23, 2010

ANPATH GROUP, INC.

By:  /s/ J. Lloyd Breedlove
Name:  J. Lloyd Breedlove
Title: President and CEO

INDEX OF EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
3.1 3.2 99.1
Amended and Restated Certificate of Incorporation
Amended and Restated Bylaws
Press Release, dated December 23, 2010, titled “Anpath Group, Inc. Announces its Successful Emergence From its Chapter 11 Restructuring”